Exhibit 10.8

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Second Amendment”) is entered into as of September 11, 2018 (the “Amendment Effective Date”) by and between KENSINGTON PROPERTY HOLDINGS, LLC, a Delaware limited liability company (“Seller”) and RESOURCE APARTMENT OP III, LP, a Delaware limited partnership (“Purchaser”).
RECITALS
WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of July 23, 2018 (the “Original Agreement”), regarding certain land, improvements and other property located in the City of Riverview, Hillsborough County, Florida, as more particularly described in the Original Agreement (collectively, the “Property”), which Original Agreement was amended by that certain First Amendment to the Purchase and Sale Agreement dated August 2, 2018 (the “First Amendment”, and together with the Original Agreement, collectively the “Agreement”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Recitals; Definitions. The above Recitals are incorporated herein by reference. All capitalized terms used in this Second Amendment shall have the meanings given to such terms as set forth in the Agreement unless otherwise defined or noted herein and all references in the Agreement to “this Agreement” shall be references to the Agreement as amended by this Second Amendment.
2.    Closing Date. Notwithstanding anything to the contrary in the Agreement, it is understood and agreed by the parties that the Closing Date shall be extended to occur on or before Friday, September 14, 2018 and hereafter all references to the term Closing Date in the Agreement shall be to the Closing Date as extended by this Second Amendment.
3.    Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument. A counterpart of this Second Amendment signed by one party to this Second Amendment and sent by facsimile, electronic mail or similar electronic transmission to the other party to this Second Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Second Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Second Amendment.
4.    Binding Effect. Except as modified by this Second Amendment, all the terms of the Agreement shall remain unchanged and in full force and effect. To the extent of any conflict between the terms and provisions hereof and those contained in the Agreement, the terms and provisions of this Second Amendment shall control.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first set forth above.

SELLER:

KENSINGTON PROPERTY HOLDINGS, LLC
a Delaware limited liability company

By:    Kensington Associates Holdings, LLC
a Delaware limited liability company
its Managing Member

By:    Kensington Ventures, LLC
a Florida limited liability company, its Managing Member

By:    /s/ Reuven Oded
Name: Reuven Oded
Title: Manager

PURCHASER:

RESOURCE APARTMENT OPPORTUNITY OP III, LP, a Delaware limited partnership

By:	Resource Apartment REIT III, Inc., its general partner

By:	/s/ Steven R. Saltzman__
Name: Steven R. Saltzman
Title: CFO, SVP & Treasurer

[Signature Page to Second Amendment to Purchase and Sale Agreement]

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